EXHIBIT 4.7








                      _______________________________

                DOSKOCIL COMPANIES INCORPORATED, as Issuer

                                    and

                    the GUARANTORS as identified herein

                                    and

                FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
                           NEW YORK, as Trustee

                      _______________________________

                       FIRST SUPPLEMENTAL INDENTURE

                         Dated as of June 1, 1994

                      _______________________________

                               $110,000,000

        9 3/4% Senior Subordinated Redeemable Securities due 2000







                             TABLE OF CONTENTS

                                                             Page

                                 SECTION I

CREATION OF ADDITIONAL ARTICLE TWELVE. . . . . . . . . . . .    2

                              ARTICLE TWELVE

                          GUARANTEE OF SECURITIES

Section 12.01. Guarantee . . . . . . . . . . . . . . . . . . .  2
Section 12.02. Execution and Delivery of Guarantee . . . . . .  4
Section 12.03. Additional Guarantors . . . . . . . . . . . . .  5
Section 12.04. Guarantee Obligations Subordinated to Guarantor
               enior Indebtedness. . . . . . . . . . . . . . .  5
Section 12.05. Payment Over of Proceeds Upon Dissolution, etc.,
               of a Guar . . . . . . . . . . . . . . . . . . .  5
Section 12.06. Suspension of Guarantee Obligations When Guarantor
               Senior Indebtedness in Default. . . . . . . . .  7
Section 12.07. Release of a Guarantor. . . . . . . . . . . . .  8
Section 12.08. Waiver of Subrogation . . . . . . . . . . . . .  9
Section 12.09. Guarantee Provisions Solely to Define Relative
               Rights. . . . . . . . . . . . . . . . . . . . . 10
Section 12.10. Trustee to Effectuate Subordination of Guarantee
               Obligations . . . . . . . . . . . . . . . . . . 11
Section 12.11. No Wavier of Guarantee Subordination Provisions 11
Section 12.12. Guarantors to Give Notice to Trustee  . . . . . 12
Section 12.13. Reliance on Judicial Order or Certificate of
               Liquidating Agent Regarding Dissolution, etc., of
               Guarantors. . . . . . . . . . . . . . . . . . . 13
Section 12.14. Rights of Trustee as a Holder of Guarantor Senior
               Indebtedness; Preservation of Trustee's Rights. 13
Section 12.15. Article Twelve Applicable to Paying Agents  . . 14
Section 12.16. No Suspension of Remedies . . . . . . . . . . . 14
Section 12.17. Trustee's Relation to Guarantor Senior
               Indebtedness. . . . . . . . . . . . . . . . . . 14
Section 12.18. Subrogation . . . . . . . . . . . . . . . . . . 15



                                SECTION II

                          MISCELLANEOUS PROVISION

Section 2.1.   Terms Defined . . . . . . . . . . . . . . . . . 15
Section 2.2.   Indenture . . . . . . . . . . . . . . . . . . . 16
Section 2.3.   Governing Law . . . . . . . . . . . . . . . . . 16
Section 2.4.   Successors. . . . . . . . . . . . . . . . . . . 16
Section 2.5.   Multiple Counterparts . . . . . . . . . . . . . 16
Section 2.6.   Effectiveness . . . . . . . . . . . . . . . . . 16
Section 2.7.   Recitals. . . . . . . . . . . . . . . . . . . . 16
Section 2.8.   Notices . . . . . . . . . . . . . . . . . . . . 16


Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the First Supplemental
          Indenture.


         FIRST SUPPLEMENTAL INDENTURE, dated as of June 1, 1994, between DOSKOCIL COMPANIES INCORPORATED, a corporation incorporated under the laws of the State of Delaware (the "Company"), INTERNATIONAL MULTIFOODS FOODSERVICE CORP., a Delaware corporation, WILSON FOODS CORPORATION, a Delaware corporation, STOPPENBACH, INC., a Wisconsin corporation, CONCORDIA FOODS CORPORATION, a Delaware corporation, PAFCO IMPORTING COMPANY, INC., a Delaware corporation, NATIONAL SERVICE CENTER, INC., a Delaware corporation, DIXIE FOODS COMPANY, a Delaware corporation, SHREVEPORT FOODS COMPANY, a Delaware corporation, WILSON CERTIFIED EXPRESS, INC., a Delaware corporation, and MINNESOTA FOODSERVICE, INC., a Minnesota corporation (individually each a "Guarantor" and collectively the "Guarantors"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION, NEW YORK, a national banking association, as trustee (the "Trustee").

         WHEREAS, the Company previously executed and delivered an Indenture dated as of April 28, 1993 (the "Indenture") providing for the issuance initially of $110,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Redeemable Securities due 2000 (the "Securities"); and

         WHEREAS, there have been issued and are now outstanding under the Indenture, Securities in the aggregate principal amount of $110,000,000; and


         WHEREAS, the Company is entering into that certain Credit Agreement dated as of June 1, 1994 with Chemical Bank, as agent, for the Lenders as identified therein for $142,500,000 (the "Credit Agreement"), whereby the Restricted Subsidiaries identified herein as the Guarantors will guarantee the obligations of the Company under the Credit Agreement; and

         WHEREAS, pursuant to and as contemplated by Section
4.17(a) of the Indenture, each of the Guarantors desires by this First Supplemental Indenture to subject itself to the provisions of the Indenture as a Guarantor; and

         WHEREAS, the execution and delivery of this First
Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company and each of the Guarantors; and

         WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms have been performed and the execution and delivery of this agreement have been in all respects duly authorized;

         THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the holders of the Securities, as follows:

                                 SECTION I

                   CREATION OF ADDITIONAL ARTICLE TWELVE

         In accordance with Article 4.17(a), an additional
Article Twelve is hereby created, the terms and conditions of which are set forth hereinafter.


                              ARTICLE TWELVE

                          GUARANTEE OF SECURITIES

         Section 1.121. Guarantee.

         Subject to the provisions of this Article Twelve, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Senior Subordinated Note Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Senior Subordinated Note Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. This Guarantee is a present and continuing guarantee of payment and performance, and not of collectibility only. Accordingly, failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

         Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand,
(a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

         This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         No stockholder, officer, director, employer or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

         The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

         The Guarantee of any Guarantor, and this Section 12.01 as applicable to any Guarantor, may be modified, without the consent of the Holders, to reflect such fraudulent conveyance savings provisions, net worth or maximum amount limitations as to recourse or similar provisions as are set forth in, and after giving effect to, any guarantee by such Guarantor of any Credit Agreement Obligations at the time that the Guarantee hereunder is first issued and shall thereafter be required to be modified in the same manner as such guarantee under the Credit Agreement is thereafter amended or modified; provided that no such amendment or modification to thereafter conform to the Credit Agreement shall be in a manner which is adverse to the Holders in any respect. No modification or amendment referred to in the preceding sentence shall be permitted if it would disadvantage the Holders relative to the holders of Credit Agreement Obligations of such Guarantor other than by operation of the subordination provisions of this Article Twelve and any Permitted Liens.

         Section 1.122. Execution and Delivery of Guarantee.

         The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Each of the Guarantors hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

         If an Officer of a Guarantor whose signature is on the Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates any Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

         The delivery of any Guarantee to the Trustee as required by Section 4.17(a) shall constitute due delivery of such Guarantee on behalf of the Guarantor to and for the benefit of all Holders of the Securities.

         Section 1.123. Additional Guarantors.

         Any person may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Guarantor, and
(b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

         Section 1.124. Guarantee Obligations Subordinated to
                        Guarantor Senior Indebtedness.
                        ________________________________________

         Each Guarantor covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that all payments pursuant to the Guarantee made by or on behalf of such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article Twelve to the prior payment in full in cash or Cash Equivalents of all amounts payable under all existing and future Guarantor Senior Indebtedness of such Guarantor.

         This Section 12.04 and the following Sections 12.05 through 12.17 of this Article Twelve shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Guarantor Senior Indebtedness of any Guarantor and, to the extent set forth in Section 12.06(b), holders of Designated Senior Indebtedness; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor and, to the extent set forth in Section 12.06(b), holders of Designated Senior Indebtedness; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.

         Section 1.125. Payment Over of Proceeds Upon
                        Dissolution, etc., of a Guarantor.
                        ________________________________________

         In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Guarantor, then and in any such event:

           (i) all Guarantor Senior Indebtedness of such Guarantor (including, in the case of Credit Agreement Obligations, Other Designated Senior Indebtedness Obligations and Related Currency and Interest Rate Protection Obligations of such Guarantor, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate provided for in the documentation governing such Credit Agreement Obligations, Other Designated Senior Indebtedness Obligations or Related Currency and Interest Rate Protection Obligations of such Guarantor, as the case may be, whether or not such interest is an allowed claim in such bankruptcy proceeding) shall be paid in full in cash or Cash Equivalents before any payment or distribution of any kind or character (excluding Permitted Junior Securities of such Guarantor), by or on behalf of such Guarantor, is made to the Holders of the Securities pursuant to this Guarantee on account of the Guarantor Senior Subordinated Note Obligations; and

          (ii) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities of such Guarantor), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article Twelve, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

         (iii) in the event that, notwithstanding the foregoing provisions of this Section 12.05, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, in respect of any Guarantor Senior Subordinated Note Obligations of such Guarantor under this Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid in full in cash or Cash Equivalents or payment thereof is provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities of such Guarantor) shall be held in trust for the holders of Guarantor Senior Indebtedness and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

         Section 1.126. Suspension of Guarantee Obligations When
                        Guarantor Senior Indebtedness in Default.
                        ________________________________________

         (a) Unless Section 12.05 shall be applicable, after the occurrence of a Payment Default no direct or indirect payment or distribution of any assets of such Guarantor of any kind or character shall be made by or on behalf of such Guarantor on account of the Guarantor Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Senior Subordinated Note Obligations or the Guarantor Senior Subordinated Note Obligations or any of the obligations of such Guarantor under this Guarantee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, after which, subject to
Section 12.05 (if applicable), such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

         (b) Unless Section 12.05 shall be applicable, during any Payment Blockage Period in respect of the Securities, no payment or distribution of any assets of a Guarantor of any kind or character shall be made by or on behalf of a Guarantor on account of the Senior Subordinated Note Obligations or the Guarantor Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Guarantor Senior Subordinated Note Obligations or on account of any of the other obligations of such Guarantor under this Guarantee; provided, however, that the foregoing prohibition shall not apply unless such Payment Blockage Period has been instituted under Section 10.03(b) by a Senior Representative acting for holders of Designated Senior Indebtedness which also constitutes Guarantor Senior Indebtedness. Upon the termination of any Payment Blockage Period, subject to Section 12.05 and
Section 12.06(a) (if applicable), such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

         (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 12.06, then and in such event such payment shall be held in trust for holders of Guarantor Senior Indebtedness and shall be paid over and delivered forthwith to the Senior Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness or, if no amounts are then due in respect of Guarantor Senior Indebtedness, prompt return to the Guarantor, or as a court of competent jurisdiction shall direct.

         Section 1.127. Release of a Guarantor.

         (a) Notwithstanding anything to the contrary contained in this Indenture, in the event that a Guarantor is released from all obligations which pursuant to Section 4.17(a) obligate it to become a Guarantor, such Guarantor shall be released from all obligations under its Guarantee (provided that the provisions of Section 4.17(a) shall apply anew in the event that such Guarantor subsequent to being released incurs any obligations that pursuant to Section 4.17(a) obligate it to become a Guarantor).

         (b) In addition, except in the case where the prohibition on transfer in Section 5.01(a) is applicable, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or a Subsidiary, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or an Affiliate of the Company), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder, and all obligations of such Guarantor, if any, in respect of any Senior Indebtedness shall also terminate upon such transaction; provided, however, that each such Guarantor is sold or disposed of in accordance with Section 4.13 hereof; and provided, further, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of the Uniform Commercial Code.

         (c) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 12.07. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Twelve.

         The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article
Twelve.

         Except as set forth in Articles Four and Five and this
Section 12.07, nothing contained in the Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         Section 1.128. Waiver of Subrogation.

         Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the subordination provisions of this Article and to Article Ten, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
12.08 is knowingly made in contemplation of such benefits.

         This Section 12.08, as applicable to any particular Guarantor, may be amended or modified, without the consent of the Holders, in a manner to be consistent with the terms of any waiver of subrogation language set forth in any guarantee of such Guarantor issued under the Credit Agreement at the time that the Guarantee hereunder is first issued and shall thereafter be required to be modified in the same manner as such guarantee under the Credit Agreement is thereafter amended or modified; provided that no such amendment or modification to thereafter conform to the Credit Agreement shall be in a manner which is adverse to the Holders in any respect. No modification or amendment referred to in the preceding sentence shall be permitted if it would disadvantage the Holders relative to the holders of Credit Agreement Obligations of such Guarantor other than by operation of the subordination provisions of this Article Twelve and any Permitted Liens.

         Section 1.129. Guarantee Provisions Solely to Define
                        Relative Rights.
                        ________________________________________

         The subordination provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Guarantor Senior Indebtedness of each Guarantor and, to the extent set forth in Section 12.06, holders of Designated Senior Indebtedness on the other hand. Nothing contained in this Article Twelve (other than a release pursuant to Section 12.07) or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under this Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Guarantor of the Holders of the Securities and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness of such Guarantor; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default or an Event of Default under this Indenture, subject to the rights, if any, under the subordination provisions of this Article Twelve of the holders of Guarantor Senior Indebtedness of the Guarantors hereunder and, to the extent set forth in Section 12.06, holders of Designated Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Guarantor referred to in Section 12.05, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 12.06, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 12.06(c).

         The failure by any Guarantor to make a payment in respect of its obligations under this Guarantee by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

         Section 12.10. Trustee to Effectuate Subordination of
                        Guarantee Obligations.
                        ________________________________________

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Guarantor Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Securities.

         Section 12.11. No Wavier of Guarantee Subordination
                        Provisions.
                        ________________________________________

         (a) No right of any present or future holder of any Guarantor Senior Indebtedness of any Guarantor or Designated Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         (b) Without limiting the generality of subsection (a) of this Section 12.11, the holders of Guarantor Senior Indebtedness of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness or such Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates; (3) release any person liable in any manner for the collection or payment of such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates; and (4) exercise or refrain from exercising any rights against such Guarantor and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

         Section 12.12. Guarantors to Give Notice to Trustee.

         (a) The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the subordination provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company, such Guarantor or a Senior Representative; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 12.12, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.12 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of such Guarantor Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate from such Guarantor to such effect.

         (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee, by a person representing himself to be a Senior Representative to establish that such notice has been given by a Senior Representative. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness of each Guarantor held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         Section 12.13. Reliance on Judicial Order or Certificate
                        of Liquidating Agent Regarding
                        Dissolution, etc., of Guarantors.
                        ________________________________________

         Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve, the Trustee and the Holders shall be entitled to rely conclusively upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of, or the order makes reference to, this Article Twelve.

         Section 12.14. Rights of Trustee as a Holder of
                        Guarantor Senior Indebtedness;
                        Preservation of Trustee's Rights.
                        ________________________________________

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness of any Guarantor which may at any time be held by the Trustee, to the same extent as any other holder of such Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.08.

         Section 12.15. Article Twelve Applicable to Paying
                        Agents.
                        ________________________________________

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Twelve shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Twelve in addition to or in place of the Trustee; provided, however, that Section
12.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 12.16. No Suspension of Remedies.

         Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Indebtedness of the Guarantors.

         Section 12.17. Trustee's Relation to Guarantor Senior
                        Indebtedness.
                        ________________________________________

         With respect to the holders of Guarantor Senior Indebtedness of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve (and in Article Ten with respect to Senior Indebtedness), and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness of any Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness of any Guarantor and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness of any Guarantor if it shall mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Guarantor Senior Indebtedness of any Guarantor shall be entitled by virtue of this Article Twelve or otherwise.

         Section 12.18. Subrogation.

         Upon the payment in full in cash or Cash Equivalents of all amounts payable under or in respect of Guarantor Senior Indebtedness of the Guarantors and of all Senior Indebtedness of the Company, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness of the Guarantors to receive payments or distributions of assets of any Guarantor made on such Guarantor Senior Indebtedness of the Guarantors until all amounts due under the Guarantee shall be paid in full in cash or Cash Equivalents. For the purposes of such subrogation, no payments or distributions to holders of such Guarantor Senior Indebtedness of the Guarantors of any cash, property or securities to which Holders of the Securities would be entitled except for the provisions of this Article Twelve, and no payment pursuant to the provisions of this Article Twelve to holders of such Guarantor Senior Indebtedness of this Guarantors by the Holders, shall, as between each Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness of the Guarantors and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness of the Guarantors, its being understood that the provisions of this Article Twelve are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Indebtedness of the Guarantors, on the one hand, and the Holders, on the other hand.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under the Guarantor Senior Indebtedness of the Guarantors, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness of the Guarantors at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness of the Guarantors in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness of the Guarantors in full in cash or Cash Equivalents.


                                SECTION II

                         MISCELLANEOUS PROVISIONS

         Section 2.1. Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

         Section 2.2. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all terms thereof shall remain in full force and effect.

         Section 2.3.   Governing Law. This First Supplemental
Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules existing there.

         Section 2.4.   Successors. All agreements of the
Company, each of the Guarantors, and the Trustee in this First
Supplemental Indenture and the Securities shall bind their respective successors.

         Section 2.5.   Multiple Counterparts.  The parties may
sign multiple counterparts of this First Supplemental Indenture.
Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

         Section 2.6.   Effectiveness.  The provisions of this
First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee, the Company, and each of the Guarantors.

         Section 2.7. Recitals. The recitals of fact contained here shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of this First Supplemental Indenture or its due execution by the Company and the Guarantors.

         Section 2.8. Notices. Any notices or communication to the Guarantors shall be given pursuant to Section 11.02 of the Indenture, addressed as follows:

         If to any Guarantor to:

              [Insert Guarantor's Name]
              2601 N.W. Expressway, Suite 100
              Oklahoma City, Oklahoma  73112
              Attention:  Darian B. Andersen, Esq.

         With a copy to:

              Shook Hardy & Bacon P.C.
              One Kansas City Place
              1200 Main Street
              Kansas City, Missouri  64105
              Attention:  Kevin R. Sweeney, Esq.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                             INTERNATIONAL MULTIFOODS
                             FOODSERVICE CORP.


                             By:(Bryant P. Bynum)
                                  Name:   Bryant P. Bynum
ATTEST:                           Title:  Vice President

                             SEAL:
By:(Darian B. Andersen)
   Name:  Darian B. Andersen
   Title: Secretary



                             WILSON FOODS CORPORATION


                             By:(Bryant P. Bynum)
                                  Name:   Bryant P. Bynum
ATTEST:                           Title:  Vice President

                             SEAL:
By:(Darian B. Andersen)
   Name:  Darian B. Andersen
   Title: Secretary



                             STOPPENBACH, INC.


                             By:(Bryant P. Bynum)
                                  Name:   Bryant P. Bynum
ATTEST:                           Title:  Vice President

                             SEAL:
By:(Darian B. Andersen)
   Name:  Darian B. Andersen
   Title: Secretary



                             CONCORDIA FOODS CORPORATION


                             By:(Bryant P. Bynum)
                                  Name:   Bryant P. Bynum
ATTEST:                           Title:  Vice President

                             SEAL:
By:(Darian B. Andersen)
   Name:  Darian B. Andersen
   Title: Secretary



                             PAFCO IMPORTING COMPANY, INC.


                             By:(Bryant P. Bynum)
                                  Name:   Bryant P. Bynum
ATTEST:                           Title:  Vice President

                             SEAL:
By:(Darian B. Andersen)
   Name:  Darian B. Andersen
   Title: Secretary



                             NATIONAL SERVICE CENTER, INC.


                             By:(Bryant P. Bynum)
                                  Name:   Bryant P. Bynum
ATTEST:                           Title:  Vice President

                             SEAL:
By:(Darian B. Andersen)
   Name:  Darian B. Andersen
   Title: Secretary



                             DIXIE FOODS COMPANY


                             By:(Bryant P. Bynum)
                                  Name:   Bryant P. Bynum
ATTEST:                           Title:  Vice President

                             SEAL:
By:(Darian B. Andersen)
   Name:  Darian B. Andersen
   Title: Secretary



                             SHREVEPORT FOODS COMPANY


                             By:(Bryant P. Bynum)
                                  Name:   Bryant P. Bynum
ATTEST:                           Title:  Vice President

                             SEAL:
By:(Darian B. Andersen)
   Name:  Darian B. Andersen
   Title: Secretary



                             WILSON CERTIFIED EXPRESS, INC.


                             By:(Bryant P. Bynum)
                                  Name:   Bryant P. Bynum
ATTEST:                           Title:  Vice President

                             SEAL:
By:(Darian B. Andersen)
   Name:  Darian B. Andersen
   Title: Secretary



                             MINNESOTA FOODSERVICE, INC.


                             By:(Bryant P. Bynum)
                                  Name:   Bryant P. Bynum
ATTEST:                           Title:  Vice President

                             SEAL:
By:(Darian B. Andersen)
   Name:  Darian B. Andersen
   Title: Secretary




                             FIRST FIDELITY BANK, NATIONAL
                              ASSOCIATION, NEW YORK
                                  as Trustee


                             By:(Howard R. Parker)
                                  Name: Howard R. Parker
ATTEST:                           Title: Assistant Vice President

                             SEAL:
By:(John H. Clapham)
   Name: John H. Clapham
   Title: Asst. Vice President
         Asst. Secretary




                             DOSKOCIL COMPANIES INCORPORATED


                             By:(Bryant P. Bynum)
                                  Name:   Bryant P. Bynum
ATTEST:                           Title:  Vice President

                             SEAL:
By:(Darian B. Andersen)
   Name:  Darian B. Andersen
   Title: Secretary